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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 21, 1996, included in this Annual Report on Form 11-K for the year ended December 31, 1995, into the previously filed
Form S-8 Registration Statement of the Tenneco Automotive Hourly Employees Savings Plan (File No. 33-61127).


                                               ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
June 27, 1996